================================================================================

     As filed with the Securities and Exchange Commission on June 6, 1997

                                             Registration No. 333-
                                                                  --------------
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                              --------------------

                      REGISTRATION STATEMENT ON FORM S-8
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              --------------------

                           HOST MARRIOTT CORPORATION
            (Exact name of registrant as specified in its charter)


           Delaware                                 53-0085950
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
 incorporation or organization)


                              10400 Fernwood Road
                           Bethesda, Maryland 20817
                   (Address of principal executive offices)

                              --------------------

                           Host Marriott Corporation
                            Non-Employee Directors'
                       Deferred Stock Compensation Plan
                           (Full title of the plan)

                              --------------------

                           Anna Mary Coburn, Esquire
               Corporate Secretary and Associate General Counsel
                           Host Marriott Corporation
                              10400 Fernwood Road
                           Bethesda, Maryland 20817
                                (301) 380-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                              --------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------
                                           Proposed           Proposed
                                           maximum             maximum
Title of securities      Amount to be   offering price        aggregate           Amount of
to be registered          registered     per share(*)     offering price(*)  registration fee(*)
------------------------------------------------------------------------------------------------
Common Stock, par
value $1.00 per share..       500,000    $17.69             $8,845,000            $2,681
------------------------------------------------------------------------------------------------

(*) The fee has been computed, pursuant to Rule 457(h)(1), based on the average of the high and low prices of the Registrant's Common Stock reported in the New York Stock Exchange Consolidated Reporting System as of June 5, 1997.

================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.    Incorporation of Documents by Reference.
           ---------------------------------------

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and made a part hereof:

     (a) The Registrant's annual report on Form 10-K for the fiscal year ended January 3, 1997 filed with the Commission on March 26, 1997;

     (b) The Registrant's Current Report on Form 8-K filed with the Commission on March 18, 1997;

     (c) The Registrant's Current Report on Form 8-K filed with the Commission on March 7, 1997;

     (d) The Registrant's Current Report on Form 8-K filed with the Commission on February 3, 1997;

     (e) The Registrant's Current Report on Form 8-K filed with the Commission on January 16, 1997;

     (f) The Registrant's Current Report on Form 8-K filed with the Commission on January 14, 1997;

     (g) The Registrant's Quarterly Report on Form 10-Q filed with the Commission on May 5, 1997; and

     (h) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, as amended, filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.


Item 4.    Description of Securities.
           -------------------------

     Not Applicable

Item 5.    Interests of Named Experts and Counsel.
           --------------------------------------

     The Opinion of Counsel as to the legality of the securities being issued (constituting Exhibit 5) has been rendered by counsel who is a full-time employee of the Registrant who is not eligible to participate in the Plan.


Item 6.    Indemnification of Directors and Officers.
           -----------------------------------------

     Article Eleven and Article Sixteen of the Registrant's Restated Certificate of Incorporation (the "Certificate") and Section 7.7 of the bylaws of the Registrant (the "Bylaws") limit the personal liability of directors to the Registrant or its shareholders for certain expenses and liabilities incurred by the director in connection with any proceeding to which he or she may have been made a party, or in which he or she may have become involved, by reason of his or her having been a director of the Registrant, and for monetary damages for breach of fiduciary duty. These provisions of the Certificate and the Bylaws are collectively referred to herein as the "Director Liability and Indemnification Provisions."

     Set forth below is a description of the Director Liability and Indemnification Provisions. Such description is intended as a summary only and is qualified in its entirety by reference to the Certificate and the Bylaws.

     Elimination of Liability in Certain Circumstances. Article Sixteen of the Certificate protects directors against monetary damages for breaches of their fiduciary duty of care, except as set forth herein. Directors remain liable for any breach of the director's duty of loyalty to the Registrant and its shareholders, as well as acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and for any transactions from which a director derives improper personal benefit. Article Sixteen does not eliminate director liability under Section 174 of the Delaware General Corporation Law, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions with interest from the time such liability accrued and expressly sets forth a negligence standard with respect to such liability. Under the Delaware General Corporation Law, absent such limitation of liability provisions as are provided in Article Sixteen, directors could generally be held liable for gross negligence for decisions made in the performance of their duty of care but not for simple negligence. Article Sixteen eliminates liability of directors for negligence in the performance of their duties, including gross negligence. In a context not involving a decision by the directors (i.e., a suit alleging loss to the Registrant due to the directors' inattention to a particular matter) a simple negligence standard might apply.

     While the Director Liability and Indemnification Provisions provide directors with protection from awards of monetary damages for breaches of the duty of care, they do not eliminate the directors' duty of care. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based upon a director's breach of the duty of care. The provisions of Article Sixteen, which eliminates liability as described above, will apply to officers of the Registrant only if they are directors of the Registrant and are acting in their capacity as directors when such liability would accrue, and will not apply to officers of the Registrant who are not directors. The elimination of liability of directors for monetary damages in the circumstances described above may deter persons from bringing third-party or derivative actions against directors to the extent such actions seek monetary damages.

     Indemnification and Insurance. Under Section 145 of the Delaware General Corporation Law, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of the derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action, and the Delaware General Corporation Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

     Section 7.7 of the Bylaws provides that the Registrant shall indemnify any person to whom, and to the extent, indemnification may be granted pursuant to
Section 145 of the Delaware General Corporation law.

     Article Eleven of the Certificate provides that a person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she is or was a director, officer or employee of the Registrant will be indemnified by the Registrant against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him or her, except in such cases where the director, officer or employee is adjudged guilty of willful misfeasance or malfeasance in the performance of his or her duties. Article Eleven also provides that the right of indemnification shall be in addition to and not exclusive of all other rights to which such director, officer or employee may be entitled.

Item 7.   Exemption from Registration Claimed.
           -----------------------------------

     Not Applicable


Item 8.    Exhibits.
           --------

     4. Host Marriott Corporation Non-Employee Directors' Deferred Stock Compensation Plan (included as Appendix B to the Registrant's Proxy Statement for the 1997 Annual Meeting of Stockholders and incorporated herein by reference).

     5.    Opinion of Anna Mary Coburn, Esquire

  23-A.    Consent of Arthur Andersen LLP.

  23-B.    Consent of Anna Mary Coburn, Esquire (contained in Exhibit 5 hereof).

    24.    Powers of Attorney


Item 9.    Undertakings.
           ------------

     (a)   The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that subparagraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of Montgomery, State of Maryland on the date indicated below.

                           HOST MARRIOTT CORPORATION

Date:  June 6, 1997                   By: /s/ Christopher G. Townsend
                                          ---------------------------------
                                          Senior Vice President and General
                                            Counsel

     Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

        Name                       Title                       Date
        ----                       -----                       ----

/s/ Richard E. Marriott      Chairman and Director         June 6, 1997
-------------------------
    Richard E. Marriott

/s/ J.W. Marriott, Jr.       Director                      June 6, 1977
-------------------------
    J.W. Marriott, Jr.

/s/ Terence C. Golden        President, Chief Executive    June 6, 1977
-------------------------      Officer and Director
    Terence C. Golden

/s/ R. Theodore Ammon        Director                      June 6, 1977
-------------------------
    R. Theodore Ammon

/s/ Robert M. Baylis         Director                      June 6, 1977
-------------------------
    Robert M. Baylis

/s/ Ann Dore McLaughlin      Director                      June 6, 1977
-------------------------
    Ann Dore McLaughlin



        Name                       Title                       Date
        ----                       -----                       ----

/s/ Harry L. Vincent, Jr.    Director                       June 6, 1977
-------------------------
    Harry L. Vincent, Jr.

/s/ Robert E. Parsons, Jr.   Executive Vice President       June 6, 1977
-------------------------      and Chief Financial
    Robert E. Parsons, Jr.     Officer

/s/ Donald D. Olinger        Senior Vice President and      June 6, 1977
-------------------------      Corporate Controller
    Donald D. Olinger


               *By: /s/ Christopher G. Townsend             June 6, 1997
                    ---------------------------
                       (Christopher G. Townsend,
                        Attorney-in-fact**)



---------------------
**By authority of Powers of Attorney filed with this Registration Statement on Form S-8.

                                 EXHIBIT INDEX


Exhibit                                                                     Page
Number                   Description                                         No.
------                   -----------                                        ----

    4. Host Marriott Corporation Non-Employee Directors' Deferred Stock Compensation Plan (included as Appendix B to the Registrant's Proxy Statement for the 1997 Annual Meeting of Stockholders and incorporated herein by reference).

    5.        Opinion of Anna Mary Coburn, Esquire

 23-A.        Consent of Arthur Andersen LLP.

 23-B. Consent of Anna Mary Coburn, Esquire (contained in Exhibit 5 hereof).

   24.        Powers of Attorney.